UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On December 19, 2019, TreeHouse and Post Holdings issued a joint press release announcing that the Federal Trade Commission (“FTC”) has notified the companies that it will file a complaint opposing Post’s proposed acquisition of TreeHouse’s private label ready-to-eat cereal business (the “TreeHouse RTE cereal business”). A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01.	Other Events

On December 23, 2019 TreeHouse and Post Holdings amended their existing asset sale agreement extending the termination date of the agreement from December 31, 2019 to January 31, 2020. The purpose of the amendment is to give the parties time to discuss next steps in light of the FTC’s recent decision to challenge the sale of the TreeHouse RTE cereal business to Post.

The information in this Form 8-K under Item 7.01, Item 8.01, and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Other Events

(d)    Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release dated December 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: December 23, 2019	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant